UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2021

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 18 2021, Berkshire Hills Bancorp, Inc. (the “Company”) announced the hiring of Subhadeep Basu, age 50,  as Senior Executive Vice President and Chief Financial Officer of the Company and of Berkshire Bank (the “Bank”) effective March 19, 2021.  Prior to his employment with the Company and the Bank, Mr. Basu served as Founder and Managing Partner of Miyadii Consulting, Boston, Massachusetts, which provided program management services to its clients. Prior to that, Mr. Basu served in a variety of senior positions at State Street Corporation, Boston, Massachusetts, most recently as Senior Vice President, Global Institutional Services.  Mr. Basu is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Mr. Basu’s annual base salary will be $430,000 and he will participate in the Berkshire Bank Enhanced Change in Control Severance Plan, which provides that upon an involuntary termination for a reason other than for cause, death or disability, or upon a voluntary termination for good reason in connection with or following a change in control of the Company or the Bank, the executive would be entitled to: (i) a cash severance payment equal to two times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and (ii) life insurance, non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 24 months following termination of employment, with the executive paying his share of the premiums. Severance payments will be reduced to avoid liability under Section 280G of the Internal Revenue Code of 1986, as amended, if necessary.  In addition, Mr. Basu will be eligible to participate in bonus programs and other benefit plans and arrangements applicable to executive employees.

Item 8.01	Other Events.

On March 17, 2021, the Company announced the hiring of Kevin Conn as Senior Vice President, Investor Relations & Corporate Development.  Mr. Conn brings over 30 years of experience as an institutional investor in the financial stocks, most recently as Director of Research at Hudson Executive Capital, New York. As Senior Vice President, Investor Relations & Corporate Development, Mr. Conn is responsible for leading the strategic development and execution of the investor relations program including serving as the primary investor contact, overseeing investor communications and supporting other strategic initiatives of the Company.

The full text of press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

99.1 Press Release dated March 18, 2021

99.2 Press Release dated March 17, 2021

    104.1                           The cover page for this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: March 18, 2021	By:	/s/ Nitin J. Mhatre
Nitin J. Mhatre, President and Chief Executive Officer